                                                                     EXHIBIT 4.4


================================================================================


                              SUBSIDIARY GUARANTEE



                                     MADE BY


                             EACH OF THE GUARANTORS
                         FROM TIME TO TIME PARTY HERETO


                                   IN FAVOR OF


                              THE SEVERAL CREDITORS
                  FROM TIME TO TIME PARTY TO THE LOAN DOCUMENTS


                                       AND

                            THE CHASE MANHATTAN BANK,
                             AS ADMINISTRATIVE AGENT



                           DATED AS OF AUGUST 21, 2001


================================================================================

                                TABLE OF CONTENTS


SECTION 1 DEFINITIONS............................................................................................2
         1.1      Defined Terms..................................................................................2
SECTION 2 GUARANTEE..............................................................................................2
         2.1      Guarantee......................................................................................2
         2.2      Right of Contribution..........................................................................3
         2.3      Right of Set-off...............................................................................4
         2.4      No Subrogation.................................................................................4
         2.5      Amendments, etc. with respect to the Obligations; Waiver of Rights.............................4
         2.6      Guarantee Absolute and Unconditional...........................................................5
         2.7      Reinstatement..................................................................................6
         2.8      Payments.......................................................................................6
SECTION 3 REPRESENTATIONS AND WARRANTIES.........................................................................6
         3.1      Representations and Warranties.................................................................6
SECTION 4 COVENANTS..............................................................................................7
         4.1      Covenants......................................................................................7
         4.2      Authority of Administrative Agent..............................................................7
SECTION 5 MISCELLANEOUS..........................................................................................7
         5.1      Notices........................................................................................7
         5.2      Counterparts...................................................................................7
         5.3      Severability...................................................................................7
         5.4      Integration....................................................................................8
         5.5      Amendments in Writing; No Waiver; Cumulative Remedies..........................................8
         5.6      Loan Documents.................................................................................8
         5.7      Section Headings...............................................................................8
         5.8      Successors and Assigns.........................................................................8
         5.9      GOVERNING LAW..................................................................................8
         5.10     Submission to Jurisdiction; Waivers............................................................8
         5.11     Acknowledgments................................................................................9
         5.12     WAIVERS OF JURY TRIAL..........................................................................9
         5.13     Additional Obligors............................................................................9
         5.14     Release.......................................................................................10



SCHEDULES
Schedule 1  Address for Notices
Schedule 2  Form of Assumption Agreement

                              SUBSIDIARY GUARANTEE


         SUBSIDIARY GUARANTEE, dated as of August 21, 2001, is made by each of the entities that is a signatory hereto (each of the signatories hereto, together with any other Restricted Subsidiary of the Borrower that becomes a party hereto from time to time after the date hereof, the "Guarantors"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") parties to the Credit Agreement and all other Creditors.

                                    RECITALS

         A. The Lenders have severally agreed to make Loans to and to participate in Letters of Credit issued for the account of the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement dated as of even date herewith (as such may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among WESTPORT RESOURCES CORPORATION, a Nevada corporation (the "Borrower"), the Lenders, the Syndication Agents, the Documentation Agents and the Administrative Agent.

         B. Any Creditor may, but shall be under no obligation to, enter into one or more Interest Rate Protection Agreement, Commodity Price Risk Management Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement with a Lender or an Affiliate of a Lender (such agreements or arrangements being "Hedging Agreements").

         C. The Borrower owns directly or indirectly all of the issued and outstanding Capital Stock of each Guarantor.

         D. The proceeds of the Loans, Letters of Credit and the Hedging Agreements will be used in part to enable the Borrower to make valuable transfers to each Guarantor in connection with the operation of its business.

         E. The Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Loans, the issuance of the Letters of Credit and the execution of the Hedging Agreements.

         F. The Loans are necessary and convenient to the conduct, promotion and attainment of the business of the Borrower and the Guarantors.

         G. To induce the Lenders to enter the Credit Agreement and to make the Loans and participate in the Letters of Credit issued thereunder and to induce the Creditors to enter into Hedging Agreements, the Guarantors have agreed to guarantee the obligations of the Borrower under the Credit Agreement and of the Loan Parties under the Hedging Agreements.

         H. Now, therefore, in consideration of the premises, the Guarantors hereby agree with the Administrative Agent and the Creditors, as follows:

                                    SECTION 1
                                   DEFINITIONS

         1.1 Defined Terms.

                  (a) Unless otherwise defined herein, each term defined in the Credit Agreement and used herein shall have the meaning given to it in the Credit Agreement.

                  (b) As used herein, "Creditor" means the Agents, any Lender or any Affiliate of a Lender party to any Hedging Agreement with a Loan Party.

                  (c) As used herein, "Obligations" means the collective reference to the unpaid principal of and interest on the Loans and Hedging Agreements and all other obligations and liabilities of the Borrower or any other Loan Party (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any of its Restricted Subsidiaries whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Creditor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Note, this Guarantee, any Hedging Agreement, any other Loan Document or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Creditors that are required to be paid by the Borrower or any Guarantor pursuant to the terms of the Credit Agreement or this Guarantee or any other Loan Document).

                  (d) As used herein, "Loan Document" means the Credit Agreement, any Note, the Pledge Agreement, this Guarantee, the L/C Applications and any Hedging Agreement.

                  (e) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

                  (f) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                    SECTION 2
                                    GUARANTEE

         2.1 Guarantee.

                  (a) Subject to the provisions of subsection 2.1(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent and the Creditors and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

                  (c) Each Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Creditor in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Aggregate Commitments are terminated, notwithstanding that from time to time prior thereto no amounts may be outstanding under the Credit Agreement.

                  (d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any Creditor hereunder.

                  (e) No payment or payments made by the Borrower, the Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any Creditor from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments (other than payments made by the Borrower or such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full and the Aggregate Commitments are terminated.

                  (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Creditor on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

         2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of subsection 2.4 hereof. The provisions of this subsection shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Creditors, and each Guarantor shall remain liable to the Administrative Agent and the Creditors for the full amount guaranteed by such Guarantor hereunder.

         2.3 Right of Set-off. During the continuance of any Event of Default, each Guarantor hereby irrevocably authorizes each Creditor at any time and from time to time without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, but excluding deposits held by such Guarantor as a fiduciary for others), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Creditor to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Creditor may elect, against and on account of the obligations and liabilities of such Guarantor to such Creditor hereunder and claims of every nature and description of such Creditor against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any Loan Documents or otherwise, as such Creditor may elect, whether or not the Administrative Agent or any Creditor has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Such Creditor shall notify such Guarantor and the Administrative Agent promptly of any such set-off and the application made by such Creditor, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Creditor under this subsection are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Creditor may have.

         2.4 No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Creditor, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Creditor against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Creditor for the payment of the Obligations until all amounts owing to the Administrative Agent and the Creditors by the Borrower on account of the Obligations are paid in full and the Aggregate Commitments are terminated, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder until all amounts owing to the Administrative Agent and the Creditors by the Borrower on account of the Obligations are paid in full and the Aggregate Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Creditors, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

         2.5 Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor: (a) any demand for payment of any of the Obligations made by the Administrative Agent or any Creditor may be rescinded by such party and any of the Obligations continued; (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Creditor (with the consent of the applicable Loan Parties where required by the terms hereof or thereof); (c) the Credit Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Lenders or the Required Lenders, as the case may be) and the applicable Loan Parties may deem advisable from time to time; and (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Creditor for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Administrative Agent or any Creditor may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Administrative Agent or any Creditor to make any such demand or to collect any payments from the Borrower or any such other Guarantor or guarantor or any release of the Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Creditor against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         2.6 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Creditor upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of the Credit Agreement, any Note or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Creditor, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Creditor, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any Creditor may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any

Creditor to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Creditors against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Creditors, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full and the Aggregate Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement no amounts may be outstanding under the Credit Agreement.

         2.7 Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         2.8 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

                                    SECTION 3
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties. Each Guarantor hereby represents and warrants that, in the case of such Guarantor, the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Guarantor or to the other Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Creditor shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 3, be deemed to be a reference to such Guarantor's knowledge.

         Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of (a) each Loan or (b) the issuance of any Letter of Credit under the Credit Agreement or (c) each Hedging Agreement on and as of such date as though made hereunder on and as of such date (except to the extent that such representations and warranties are expressly made only as of an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date).

                                    SECTION 4
                                    COVENANTS

         4.1 Covenants. Each Guarantor hereby covenants and agrees with the Administrative Agent and each Creditor that, from and after the date of this Guarantee until the Obligations are paid in full and the Aggregate Commitments are terminated, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

         4.2 Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the other Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Creditors with full and valid authority so to act or refrain from acting in the manner set forth in
Section 10 of the Credit Agreement, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                                    SECTION 5
                                  MISCELLANEOUS

         5.1 Notices. All notices, requests and demands to or upon the Administrative Agent or any Guarantor to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand or by courier service, when delivered, (b) in the case of delivery by mail, three Business Days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed (x) if to the Administrative Agent, at its address or transmission number for notices provided in subsection
11.2 of the Credit Agreement and (y) if to any Guarantor, at its address or transmission number for notices set forth on Schedule 1 hereto. The Administrative Agent and any Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this subsection 5. 1.

         5.2 Counterparts. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the Guarantors shall be lodged with the Administrative Agent.

         5.3 Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         5.4 Integration. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Creditor relative to the subject matter hereof not reflected herein.

         5.5 Amendments in Writing; No Waiver; Cumulative Remedies.

                  (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Administrative Agent in accordance with subsection 11. 1 of the Credit Agreement.

                  (b) Neither the Administrative Agent nor any Creditor shall by any act (except by a written instrument pursuant to subsection 5.5(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Creditor, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or farther exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Administrative Agent or any Creditor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Creditor would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative and not exclusive of any other rights, remedies, powers and privileges provided by law.

         5.6 Loan Documents. Each Guarantor agrees that this Guarantee shall constitute a "Loan Document" under the Credit Agreement and that they shall be deemed to be "Loan Parties", as such term is defined in the Credit Agreement.

         5.7 Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         5.8 Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Creditors and their successors and assigns.

         5.9 GOVERNING LAW. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

         5.10 Submission to Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address set forth in Schedule 1 hereto or at such other address of which the Administrative Agent shall have been notified pursuant to subsection 5.1;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         5.11 Acknowledgments. Each Guarantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) no Agent nor any Creditor has any fiduciary relationship with or duty to such Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and the Creditors, on one hand, and such Guarantor, on the other hand, in connection herewith or therewith is solely that of guarantor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and the other Creditors or among the Borrower, the Agents and the other Creditors.

         5.12 WAIVERS OF JURY TRIAL. THE PARTIES HERETO HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         5.13 Additional Obligors. Each Restricted Subsidiary of the Borrower that is required to become a party to this Guarantee pursuant to subsection 7.9(c) of the Credit Agreement shall become a Guarantor for all purposes of this Guarantee upon execution and delivery by such

Subsidiary of an assumption agreement in the form of Schedule 2 hereto (each an "Assumption Agreement").

         5.14 Release. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the capital stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                      BELCO ENERGY CORP.



                                      By: /s/ LON MCCAIN
                                         ---------------------------------------
                                            Lon McCain, Treasurer



                                      BELCO ENERGY I L.P.
                                         by Belco Energy Corp., general partner,
                                         a Nevada corporation


                                         By: /s/ LON MCCAIN
                                            ------------------------------------
                                               Lon McCain, Treasurer



                                      BELCO FINANCE CO.



                                      By: /s/ LON MCCAIN
                                         ---------------------------------------
                                               Lon McCain, Treasurer



                                      BOG WYOMING LLC
                                         by Belco Energy Corp., manager,
                                         a Nevada corporation


                                         By: /s/ LON MCCAIN
                                            ------------------------------------
                                               Lon McCain, Treasurer



                                      ELECTRA RESOURCES, INC.



                                      By: /s/ DONALD D. WOLF
                                         ---------------------------------------
                                               Donald D. Wolf, President

                                      FORTUNE CORP.



                                      By: /s/ BARTH E. WHITHAM
                                         ---------------------------------------
                                               Barth E. Whitham, President



                                      GIN LANE COMPANY



                                      By: /s/ LON MCCAIN
                                         ---------------------------------------
                                               Lon McCain, Treasurer



                                      JERRY CHAMBERS EXPLORATION COMPANY
                                         by Westport Oil and Gas Company, Inc.,
                                         general partner,
                                         a Delaware corporation



                                         By: /s/ LON MCCAIN
                                            ------------------------------------
                                               Lon McCain, Vice President and
                                               Chief Financial Officer



                                      WESTPORT ARGENTINA LLC



                                      By: /s/ DONALD D. WOLF
                                         ---------------------------------------
                                               Donald D. Wolf, Manager

                                      WESTPORT CANADA LLC
                                         by Westport Oil and Gas Company, Inc.,
                                         member,
                                         a Delaware corporation



                                         By: /s/ LON MCCAIN
                                            ------------------------------------
                                               Lon McCain, Vice President and
                                               Chief Financial Officer



                                      WESTPORT OVERRIDING ROYALTY LLC
                                         by Westport Oil and Gas Company, Inc.,
                                         manager,
                                         a Delaware corporation



                                         By: /s/ LON MCCAIN
                                            ------------------------------------
                                               Lon McCain, Vice President and
                                               Chief Financial Officer



                                      WESTPORT OIL AND GAS COMPANY, INC.



                                      By: /s/ LON MCCAIN
                                         ---------------------------------------
                                            Lon McCain, Vice President and
                                            Chief Financial Officer

                                   SCHEDULE 1
                               ADDRESS FOR NOTICES



Belco Energy Corp.                                   Belco Energy I L.P.
735 Pineland Drive                                   735 Pineland Drive
Suite 300                                            Suite 300
Dallas, Texas 75231                                  Dallas, Texas 75231
Phone: (214) 692-1800                                Phone: (214) 692-1800
Fax: (214) 265-4777                                  Fax: (214) 265-4777
Attention: Grant Henderson                           Attention: Grant Henderson

Belco Finance Co.                                    BOG Wyoming LLC
735 Pineland Drive                                   735 Pineland Drive
Suite 300                                            Suite 300
Dallas, Texas 75231                                  Dallas, Texas 75231
Phone: (214) 692-1800                                Phone: (214) 692-1800
Fax: (214) 265-4777                                  Fax: (214) 265-4777
Attention: Grant Henderson                           Attention: Grant Henderson

Electra Resources, Inc.                              Fortune Corp.
735 Pineland Drive                                   735 Pineland Drive
Suite 300                                            Suite 300
Dallas, Texas 75231                                  Dallas, Texas 75231
Phone: (214) 692-1800                                Phone: (214) 692-1800
Fax: (214) 265-4777                                  Fax: (214) 265-4777
Attention: Grant Henderson                           Attention: Grant Henderson

Gin Lane Company                                     Jerry Chambers Exploration Company
735 Pineland Drive                                   410 Seventeenth Street
Suite 300                                            Suite 2300
Dallas, Texas 75231                                  Denver, Colorado 80202
Phone: (214) 692-1800                                Phone: (303) 575-0119
Fax: (214) 265-4777                                  Fax: (303) 575-0172
Attention: Grant Henderson                           Attention: Lon McCain

Westport Argentina LLC                               Westport Canada LLC
410 Seventeenth Street                               410 Seventeenth Street
Suite 2300                                           Suite 2300
Denver, Colorado 80202                               Denver, Colorado 80202
Phone: (303) 575-0119                                Phone: (303) 575-0119
Fax: (303) 575-0172                                  Fax: (303) 575-0172
Attention: Lon McCain                                Attention: Lon McCain


                                 Schedule 1 - 1

Westport Oil and Gas Co., Inc.                       Westport Overriding Royalty LLC
410 Seventeenth Street                               410 Seventeenth Street
Suite 2300                                           Suite 2300
Denver, Colorado 80202                               Denver, Colorado 80202
Phone: (303) 575-0119                                Phone: (303) 575-0119
Fax: (303) 575-0172                                  Fax: (303) 575-0172
Attention: Lon McCain                                Attention: Lon McCain



                                 Schedule 1 - 2

                                   SCHEDULE 2
                                  TO GUARANTEE

                          FORM OF ASSUMPTION AGREEMENT

         ASSUMPTION AGREEMENT, dated as of _________________, 200__, is made by _________________________________, a _______________________ (the "Additional
Obligor"), in favor of THE CHASE MANHATTAN BANK as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below and all other Creditors. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                                    RECITALS

         A. Westport Resources Corporation, a Nevada corporation (the "Borrower"), the Administrative Agent, the Syndication Agents, the Documentation Agents, and the Lenders have entered into a Credit Agreement, dated as of August 21, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

         B. In connection with the Credit Agreement, certain Restricted Subsidiaries (other than the Additional Obligor) have entered into the Guarantee, dated as of even date with the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Guarantee") in favor of the Administrative Agent and the Creditors.

         C. The Credit Agreement requires the Additional Obligor to become a party to the Guarantee.

         D. The Additional Obligor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee.

         E. Now, therefore, it is agreed:

         1. Guarantee. By executing and delivering this Assumption Agreement, the Additional Obligor, as provided in subsection 5.13 of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder and expressly guarantees, jointly and severally, to the Creditors the Obligations. The Additional Obligor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

         2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF


                                 Schedule 2 - 1

LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

         IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.


                                        [ADDITIONAL OBLIGOR]



                                        By:
                                           ------------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------





                                 Schedule 2 - 2